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                                                                    EXHIBIT 23.6

                 CONSENT OF THE ROBINSON-HUMPHREY COMPANY, LLC

   We hereby consent to the inclusion of our opinion letter dated September 18, 1999 to the Board of Directors of Nichols Research Corporation as Appendix C to the proxy statement/prospectus of Nichols Research Corporation and in the Registration Statement on Form S-4 of Computer Sciences Corporation, of which the proxy statement/prospectus is a part, filed with the Securities and Exchange Commission, and to the references to our firm and to the description of such opinion in such proxy statement/prospectus under the headings "Summary--Reasons for the Merger," "Summary--Opinion of Nichols' Financial Advisors," "The Merger--Background of the Merger," "The Merger--Reasons for the Merger," and "The Merger--Opinion of Nichols' Financial Advisors." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.

                                       /s/ The Robinson-Humphrey Company, LLC
                                       _____________________________________
                                       THE ROBINSON-HUMPHREY COMPANY, LLC

Atlanta, GA
October 12, 1999